EXHIBIT 21

Subsidiaries of the Registrant

S-K Item 601 (21) - Subsidiaries of the Registrant:

Artist to Market Distribution LLC, a Michigan LLC

Crave Entertainment Group, Inc., a California Corporation

Crave Entertainment, Inc., a California Corporation

Entertainment Fulfillment Services, L.L.C., a Michigan LLC

Handleman Canada, Inc., a Canadian Corporation

Handleman Category Management Company, a Michigan Corporation

Handleman Company of Canada, Limited, an Ontario Corporation

Handleman de Argentina S.R.L.

Handleman de Mexico S.A. de C.V.

Handleman do Brasil Commercial Ltda.

Handleman Entertainment Resources, L.L.C., a Michigan LLC

Handleman Ontario Ltd., a British Virgin Islands Corporation

Handleman Real Estate, LLC, a Michigan LLC

Handleman UK Limited, a United Kingdom Corporation

Hanley Advertising Company, a Michigan Corporation

Lifetime Holding, Inc., a Michigan Corporation

Rackjobbing Services, S.A. de C.V.

REPS, L.L.C., a Michigan LLC

SVG Distribution, Inc., a California Corporation

The itsy bitsy Entertainment Company, a Delaware Corporation